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Exhibit 10.2

August 13, 2002

Tanning Technology Corporation
4600 S. Syracuse Street
Suite 1200
Denver, CO 80237
Attention: Gregory A. Conley

Re: Sale of Tanning Shares; Loan Repayment

I, Larry G. Tanning, on behalf of myself and Tanning Family Partnership, L.L.L.P. (the "Seller"), hereby agree to sell to Tanning Technology Corporation ("Tanning"), that number of shares of Tanning common stock, par value $.01 (the "Shares") determined by dividing the Repayment Amount (as hereinafter defined) by the closing market price of the Shares (the "Share Price") on August 23, 2002 (the "Determination Date") for a per Share purchase price equal to the Share Price. The "Repayment Amount" shall equal all amounts outstanding, together with accrued interest, as of the Determination Date, under my Promissory Note (the "Note") to the Company dated August 2, 1999, as amended August 2, 2001. I further agree to apply all proceeds from the sale of Shares to fully repay all amounts outstanding, together with accrued interest under the Note. The sale of Shares and repayment referred to herein (the "Transaction") shall be consummated as promptly as practicable following the Determination Date.

In contemplation of the foregoing, I represent, on behalf of myself and the Seller, as follows:

  1.
  Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to consummate the Transaction.

  2.
  The consummation of the Transaction will not violate any law or regulation applicable to me or to Seller.

  3.
  I have full power and authority to consummate the Transaction on behalf of the Seller, and Seller has taken all necessary action, corporate or otherwise, to authorize and consummate the Transaction.

  4.
  Seller has good and valid title to the Shares, free and clear of any liens or encumbrances of any kind.

  5.
  Upon payment for and delivery of the Shares, Tanning will have good and valid title to the Shares, free and clear of any liens or encumbrances of any kind.

I understand that Tanning will rely on the above representations in consummating the Transaction.

Very truly yours,
Larry G. Tanning, individually and on behalf of Tanning Family Partnership, L.L.L.P. as its
Agreed and Accepted:
Tanning Technology Corporation By: Gregory A. Conley Its: President and Chief Operating Officer

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  Exhibit 10.2